                                                                    Exhibit 99.1







                 Financial Statements and Supplemental Schedule

             Robbins & Myers, Inc. Savings Plan for Union Employees

      December 31, 2001 and 2000 and for the Year Ended December 31, 2001
                       with Report of Independent Auditors

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                            Financial Statements and
                              Supplemental Schedule

                         December 31, 2001 and 2000 and
                      for the year ended December 31, 2001




                                TABLE OF CONTENTS

Report of Independent Auditors ................................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits ...............................2
Statement of Changes in Net Assets Available for Benefits .....................3
Notes to Financial Statements .................................................4

Supplemental Schedule

Schedule H, Line 4i - Schedule of Assets (Held at End of Year) ................8

                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Savings Plan for Union Employees

We have audited the accompanying statements of net assets available for benefits of the Robbins & Myers, Inc. Savings Plan for Union Employees as of December 31, 2001 and 2000 and related statement of changes in net assets available for benefits for the year ended December 31, 2001 as listed in the table of contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2001 and 2000 and the changes in its net assets available for benefits for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2001 is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

                                               /s/ Ernst & Young LLP

April 16, 2002
Dayton, Ohio

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                 Statements of Net Assets Available for Benefits

                                          DECEMBER 31
                                       2001        2000
                                    ----------   ----------
ASSETS
Investments at fair value           $9,132,013   $8,326,133

Contributions receivable:
    Employee                            66,766       85,251
    Employer                            16,358       18,970
                                    ----------   ----------
Net assets available for benefits   $9,215,137   $8,430,354
                                    ==========   ==========

See Accompanying Notes.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

            Statement of Changes in Net Assets Available for Benefits

                          Year ended December 31, 2001


ADDITIONS
Employee contributions                                    $  980,257
Employer contributions                                       228,311
Dividend income - Robbins & Myers, Inc. common stock           4,968
Dividend and interest income                                 369,068
                                                          ----------
Total additions                                            1,582,604

DEDUCTION
Net depreciation in fair value of investments                316,856
Benefits paid directly to participants                       480,965
                                                          ----------
Total deductions                                             797,821

Net increase                                                 784,783

Net assets available for benefits, at beginning of year    8,430,354
                                                          ----------

Net assets available for benefits, at end of year         $9,215,137
                                                          ==========

See Accompanying Notes.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                          Notes to Financial Statements

                                December 31, 2001


1. DESCRIPTION OF THE PLAN

The Robbins & Myers, Inc. (the Company) Savings Plan for Union Employees (the
Plan) is a defined contribution plan, which covers hourly employees of Pfaudler, Inc., Chemineer, Inc., and Moyno Industrial Products, who are covered by collective bargaining agreements at their United States operations.

Each year, participants can make pre-tax and/or after-tax basis contributions up to a maximum of 12 percent of annual compensation as defined in the Plan. For Pfaudler employees, the plan sponsor contributes an additional 50 percent of the first 6 percent of each participant's compensation that the participant elects to contribute. For Moyno Industrial Products employees, the plan sponsor contributes an additional 20 percent of the first 6 percent of each participant's compensation. The plan sponsor does not make any matching contributions for employees of Chemineer.

Participants are immediately vested in their contributions and any earnings on these contributions. Employees of Pfaudler, Inc. are 100% vested in employer matching contributions immediately. Matching contributions made by the Company for Moyno Industrial Products employees become vested as follows:


                                              VESTING
  YEARS OF VESTING SERVICE                   PERCENTAGE
-----------------------------------------------------------

Less than 1 year                                 0%
1 year but less than 2 years                    20%
2 years but less than 3 years                   40%
3 years but less than 4 years                   60%
4 years but less than 5 years                   80%
5 years or more                                100%


Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contributions and (b) plan earnings. All amounts in participant accounts are invested in the Plan's investment options as directed by the participants. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Brokerage fees and other direct costs of investments are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)


1. DESCRIPTION OF THE PLAN (CONTINUED)

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

The foregoing description of the Plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are available from the Corporate Benefits Committee.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting.

VALUATION OF INVESTMENTS

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. The units of the common collective trust (Vanguard Retirement Savings Trust) are based on redemption values on the last business day of the Plan year.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States, requires management to make estimates that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)


3. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated November 5, 1996, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Subsequent to this issuance of the determination letter, the Plan was amended. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Corporate Benefits Committee believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan, as amended, is qualified and the related trust is tax exempt.

4. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of assets available for benefits as of December 31 is as follows:

                                        2001        2000
                                     -----------------------

Robbins & Myers, Inc. common stock   $  517,013   $  479,344
The Vanguard Group, Inc.:
   Prime Money Market Fund              794,838      591,793
   Wellington Fund                    2,241,885    1,995,965
   Windsor II Fund                    2,152,472    1,993,467
   Retirement Savings Trust           1,926,873    1,676,007
   Small Cap Index Fund                 707,335      721,008
   500 Index Fund                       712,535      857,918

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)


4. INVESTMENTS (CONTINUED)

During the year ended December 31, 2001, the Plan's investments (including investments purchased, sold as well as held during the year) appreciated (depreciated) in fair value as determined by quoted market price as follows:

                                                       NET REALIZED AND
                                                   UNREALIZED APPRECIATION
                                                   (DEPRECIATION) IN FAIR
                                                     VALUE OF INVESTMENTS
                                                  --------------------------

Robbins & Myers, Inc. common stock                        $ (18,183)
                                                          =========

The Vanguard Group, Inc. (registered
   investment companies):
   Wellington Fund                                        $ (73,842)
   Windsor II Fund                                         (130,175)
   Small-Cap Index Fund                                      15,995
   500 Index Fund                                          (108,364)
   Total Bond Market Index Fund                              (2,287)
                                                          ---------
Total registered investment companies                     $(298,673)
                                                          =========


5. TRANSACTIONS WITH RELATED PARTIES

As of December 31, 2001 and 2000, the Plan held 22,085 and 19,869 shares, respectively, of Robbins & Myers, Inc. common stock in a company stock fund. During 2001, shares were purchased at a total cost of $194,764 and shares were sold at a total selling price of $138,901.

                              Supplemental Schedule

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

           Employer Identification Number 31-0424220/ Plan Number 012

         Schedule H, Line 4i - Schedule of Assets (Held at End of Year)


                                December 31, 2001


                                             DESCRIPTION OF INVESTMENTS
                                               INCLUDING MATURITY DATE
      IDENTITY OF ISSUE, BORROWER,           RATE OF INTEREST, COLLATERAL,                             CURRENT
         LESSOR OR SIMILAR PARTY                 PAR OR MATURING VALUE                  COST            VALUE
--------------------------------------------------------------------------------------------------------------------

Robbins & Myers, Inc. *                        22,085 shares of Common
                                                Stock                                    **               $ 517,013
The Vanguard Group, Inc.:*
      Wellington Fund                          82,241 units of Registered
                                                Investment Company                       **               2,241,885
      Windsor II Fund                          84,114 units of Registered
                                                Investment Company                       **               2,152,472
      Retirement Savings Trust                 1,926,873 units of Common
                                                Collective Trust                         **               1,926,873
      500 Index Fund                           6,729 units of Registered
                                                Investment Company                       **                 712,535
      Prime Money Market Fund                  794,838 units of Registered
                                                Investment Company                       **                 794,838
      Small Cap Index Fund                     35,688 units of Registered
                                                Investment Company                       **                 707,335
      Total Bond Market Index Fund             7,797 units of Registered
                                                Investment Company                       **                  79,062
                                                                                                         -----------
                                                                                                         $9,132,013

                                                                                                         ===========


*     Party-in-interest to the Plan.
** Cost of asset is not required to be disclosed as investment is participant-directed.